UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2016

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, upon the recommendation of the Governance and Policy Committee, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected Maj. Gen. Augustus L. Collins as a member of the Board of Directors, effective immediately, with a term expiring at the 2017 annual meeting of stockholders.

Gen. Collins has served since September 2016 as Chief Executive Officer of MINACT Incorporated, a Mississippi-based contractor that supports the U.S. Department of Labor’s Job Corps program in several states throughout the country. Prior to that and from January 2012, he was a Major General in the Mississippi National Guard, serving as Adjutant General of both the Mississippi Army National Guard and Mississippi Air National Guard. From July 2010 to January 2012, Gen. Collins served as Executive Vice President for Strategic Planning of MINACT. From August 2007 to July 2010, he served on Mississippi’s Workers’ Compensation Commission as the commission’s representative of labor. Gen. Collins served more than 35 years in the U.S. Army and Mississippi National Guard, which included command of the 155th Brigade Combat Team of the Mississippi National Guard, deploying to Iraq, where he was responsible for security operations in the southern and western provinces.

Gen. Collins was not elected pursuant to any arrangement or understanding between him and any other persons, and there are no prior relationships between Gen. Collins and the Company or transactions with the Company in which Gen. Collins had any material interest that are required to be disclosed under applicable disclosure requirements of the Securities and Exchange Commission.

Gen. Collins will be entitled to receive compensation under the Company’s non-employee director compensation package, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 18, 2016. In addition, the Company and Gen. Collins will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Gen. Collins against liability, subject to certain limitations, arising out of his performance of his duties to the Company. In addition, the Company will agree, subject to certain limitations, to advance expenses Gen. Collins may incur as a result of any proceeding against him as to which he would be entitled to indemnity.

A copy of the Company’s press release announcing Gen. Collins’ election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: November 4, 2016	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary